UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(ZipCode)

Registrant’s telephone number, including area code: (847) 382-1000

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of CTI Industries Corporation (the “Company”) was held on Friday, June 3, 2016 at 8:30 a.m. Central Daylight Savings Time at the corporate headquarters of the Company located at 22160 N. Pepper Road, Lake Barrington, Illinois.

The following actions were submitted and approved by a vote of the stockholders of the Company:

1.	Election of six directors;

2.	Ratification of the Board’s selection of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for 2016;

3.	Approval, by non-binding vote, of named executive officer compensation.

Stockholders of record at the close of business on April 20, 2016 were entitled to vote. A total of 2,618,745 shares were represented by proxy or in person at the Annual Meeting, which constituted 77.67% of the Company’s issued and outstanding shares of common stock. These shares were voted on the matters presented at the Annual Meeting as follows:

1.	For the election of directors:

Name	For	Against	Abstentions and Broker Non-Votes

John H. Schwan	2,084,625	74,679	459,441

Stephen M. Merrick	2,106,509	52,795	459,441

Stanley M. Brown	2,098,479	60,825	459,441

Bret Tayne	2,130,504	28,800	459,441

John I. Collins	2,130,504	28,800	459,441

John Klimek	2,130,274	29,030	459,441

2.	Ratification of the Board of Directors selection of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for 2016.

For	Against	Abstentions and Broker Non-Votes

2,613,999	4,739	7

3.	Approval, by non-binding vote, of named executive officer compensation.

For	Against	Abstentions and Broker Non-Votes

2,154,492	4,605	459,441

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, June 3, 2016.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick President